UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.   )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material Under Rule 14a-12

OLD WESTBURY FUNDS, INC.

(Name of Registrant as Specified In Its Charter)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11:

OLD WESTBURY FUNDS, INC.
103 Bellevue Parkway
Wilmington, DE 19809
Old Westbury All Cap Core Fund
Old Westbury Large Cap Strategies Fund
Old Westbury Small & Mid Cap Strategies Fund
Old Westbury Total Equity Fund
Old Westbury Credit Income Fund
Old Westbury Fixed Income Fund
Old Westbury Short-Term Bond Fund
Old Westbury Municipal Bond Fund
Old Westbury California Municipal Bond Fund
Old Westbury New York Municipal Bond Fund
(each, a “Fund” and, collectively, the “Funds”)
NOTICE OF ADJOURNMENT OF
SPECIAL MEETING OF SHAREHOLDERS
Please note that the Special Meeting of Shareholders to be held on March 28, 2025 will now be held on April 11, 2025
at 9:00 a.m. Eastern Time
The Special Meeting of Shareholders (including any postponements or adjournments thereof, the “Meeting”) of the Funds, which are the series of Old Westbury Funds, Inc. (the “Corporation”), scheduled to be held at 9:00 a.m. Eastern Time on March 28, 2025, at the offices of the Corporation located at 103 Bellevue Parkway, Wilmington, DE 19809, has been adjourned to April 11, 2025 at 9:00 a.m. Eastern Time at the same location.
If you have already voted, thank you. If you have not yet voted, please submit your vote promptly.
If you are not able to attend the Meeting, please promptly complete, date, sign and return the previously-provided proxy card(s) in order to avoid the expense of additional mailings or contacting you by telephone. Alternatively, you may also vote by touch-tone telephone by calling the toll-free number printed on your proxy card(s) and following the recorded instructions or via internet by visiting the website printed on your proxy card(s) (www.proxyvote.com) and following the on-screen instructions.
The Proxy Statement for the Meeting is available at www.proxyvote.com.
your TIMELY vote is important no matter how many shares you own. PLEASE VOTE YOUR SHARES TODAY!